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                                                                   EXHIBIT 10.21


                AMENDED AND RESTATED STOCK REPURCHASE AGREEMENT


              This Amended and Restated Stock Repurchase Agreement (the "Agreement") is made and entered into as of the 12th day of June, 1997, by and between Merchants Metals Holding Company, a Delaware corporation ("MMHC") and Davy J. Wilkes (the "Stockholder"). As used herein, the "Company" shall mean MMHC, any successor by merger of MMHC or any subsidiaries of MMHC.

              WHEREAS, the Stockholder and MMHC entered into a Stock Repurchase Agreement dated as of December 13, 1996 relating to MMHC's (or its designee's ) option to repurchase, under certain circumstances, 10,450 shares of Class A Common Stock, par value $.01 per share, of MMHC (the "Class A Common Stock"), purchased by the Stockholder on such date;

              WHEREAS, concurrently with the execution and delivery of this Agreement, the holders of the capital stock of MMHC representing at least a majority of the voting power of MMHC (including the Stockholder) are entering into the Limited Liability Company Agreement (the "LLC Agreement") of MMI Products, L.L.C. (the "LLC") pursuant to which such holders will contribute (the "Contribution") all of their shares of capital stock of MMHC to the LLC in consideration for the issuance by the LLC to such holders of equity interests of the LLC;

              WHEREAS, upon the termination of Stockholder's employment with the Company for any reason, the interests held by Stockholder in the LLC shall be automatically exchanged (the "Exchange"), in accordance with the provisions of the LLC Agreement, for up to an aggregate of 10,450 shares of Class A Common Stock (such shares, and any other securities of the Company into which such securities have been converted or for which such shares have been exchanged as a result of a merger or otherwise, shall be referred to herein as the "Shares");

              WHEREAS, in connection with the Contribution, the Company and the Stockholder desire to enter into this Agreement.

              NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

              1. Grant of Repurchase Option to the Company. The Stockholder hereby grants to the Company (or its designee) the right to repurchase the Shares on the terms and subject to the conditions described in this Agreement. Except as otherwise provided in this Section 1, if, at any time prior to December 13, 2000, the Stockholder shall cease to be an employee of the Company for any reason, including death or disability, (a "Termination Event"), then the Company (or its designee) shall have the option (the "Repurchase Option") to purchase all or a portion of the Shares at a cash repurchase price calculated in accordance with the provisions of Section 2 of this Agreement. If the Company (or its designee) desires to exercise the Repurchase Option, it shall give written notice of such exercise (the "Exercise Notice") to the Stockholder (or his personal





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representative in the event of his death) within 30 days following the occurrence of the Termination Event. The Exercise Notice shall indicate the number of Shares to be repurchased by the Company. The Exercise Notice also shall indicate the repurchase price, as calculated in accordance with Section 2 of this Agreement, to be paid for the Shares to be repurchased and shall indicate the date (the "Repurchase Date") (which shall not be later than 60 days following the date of the Exercise Notice) on which the Shares identified in such Exercise Notice will be repurchased. On the Repurchase Date, the Stockholder (or his personal representative in the event of his death) will be obligated to sell, and the Company (or its designee) will be obligated to purchase (subject, in the case of the Company, to the receipt of any applicable lender approvals and subject to the availability of adequate legal surplus), the Shares to which the Exercise Notice relates, at the repurchase price calculated in accordance with Section 2 of this Agreement. The Repurchase Option shall expire 30 days following the occurrence of a Termination Event for any Shares with respect to which an Exercise Notice has not been delivered by such date.

              2.     Repurchase Price.  Except as otherwise provided in this
Section 2, the repurchase price applicable to any Shares to be repurchased pursuant to Section 1 of this Agreement (the "Repurchase Price") shall be as follows:

                     (A) In the event that the Stockholder's employment is terminated by the Stockholder, or the Stockholder's employment is terminated by the Company for Cause, (i) on and following December 13, 1997, the Repurchase Price for 25% of the Shares shall be the Fair Market Value (as defined below) of such Shares, (ii) on and following December 13, 1998, the Repurchase Price for an additional 25% of the Shares shall be the Fair Market Value of such Shares and (iii) on and following December 13, 1999, the Repurchase Price for an additional 25% of the Shares shall be the Fair Market Value of such Shares. The Repurchase Price for Shares that are not required to have a Repurchase Price of Fair Market Value pursuant to this Section 2, shall be $1.00 per Share.

                     (B) In the event that the Stockholder's employment is terminated (i) due to the death or disability of the Stockholder or (ii) by the Company without Cause (as defined below), the Repurchase Price shall be the Fair Market Value of such Shares.

If the Company (or its designee) elects to exercise the Repurchase Option for only a portion of the Shares, in accordance with Section 1 of this Agreement, then the Company (or its designee) will be deemed to first repurchase up to the entire amount of those Shares having a Repurchase Price of $1.00 and then to repurchase, to the extent applicable, any or all of those Shares having a Repurchase Price of the Fair Market Value of such Shares. As used in this Agreement, (i) "Cause" means conduct by the Stockholder constituting gross mismanagement, willful misconduct or fraud, as determined in good faith by the Board of Directors of the Company and (ii) "Fair Market Value" of Shares means the fair market value of such Shares as determined in good faith by the Board of Directors of the Company.

              3. Restrictions on Transfer. The Stockholder agrees not to sell, assign, transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of or encumber (any such





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transfer or disposition being hereinafter referred to as a "Transfer") the
Shares or the equity interests of the LLC acquired by the Stockholder in connection with the Contribution, except by will or by the laws of descent and distribution, at any time prior to December 13, 2000, unless such Transfer is in accordance with the terms and provisions of this Agreement. The Stockholder may not effect a Transfer of any of the Shares or the equity interests of the LLC acquired by the Stockholder in connection with the Contribution other than
(i) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the members of the Board of Directors of the Company), (ii) in connection with a business combination transaction approved by the Board of Directors of the Company or the requisite members of the LLC, as applicable, (iii) in connection with a "change of control" transaction involving a transfer or series of transfers to any person or group of related persons of the capital stock of the Company which results in the holder(s) thereof becoming entitled to elect a majority of the members of the Board of Directors of the Company, (iv) in connection with a public offering of the Company's capital stock in which the Stockholder is permitted to participate by the Company or (v) pursuant to the Repurchase Option. Notwithstanding the foregoing, the Stockholder may effect a Transfer of the Shares or the equity interests of the LLC acquired by the Stockholder in connection with the Contribution if the Repurchase Option has expired according to its terms. Upon any Transfer permitted by this Section 3, the transferee shall not be subject to the provisions of this Agreement and the Shares transferred to such transferee shall not be subject to the Repurchase Option. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect. Notwithstanding the foregoing, neither the Contribution nor the Exchange shall be deemed to constitute a Transfer for purposes of this Section 3.

              4. Certificate Legend. The Stockholder agrees that the certificate(s) representing the Shares will bear a legend indicating that the Shares are subject to this Agreement.

              5. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware (without giving effect to principles of conflict of laws).

              6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.





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              IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.


                                           MERCHANTS METALS HOLDING COMPANY



                                           By: /s/ ROBERT N. TENCZAR
                                              ----------------------------------
                                                  Robert N. Tenczar
                                                  Vice President



                                           /s/ DAVY J. WILKES
                                           -------------------------------------
                                                  Davy J. Wilkes





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